Exhibit 99.2

CONSENT OF CAROLYN CORVI

TO BE NAMED A DIRECTOR OF HYSTER-YALE MATERIALS HANDLING INC.

I hereby consent to being named in the Registration Statement on Form S-1 of Hyster-Yale Materials Handling, Inc. (the “Company”), and all amendments thereto (the “Registration Statement”), filed with the Securities and Exchange Commission, as a person who will become a director of the Company upon the consummation of the transactions contemplated in the Registration Statement.

September 10, 2012	/s/ Carolyn Corvi
Carolyn Corvi